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                                                                    Exhibit 10.5

                              NEOWARE SYSTEMS, INC.
                           2004 EQUITY INCENTIVE PLAN

                          STOCK OPTION AWARD AGREEMENT
                          ----------------------------
                        FOR OPTIONEES RESIDING IN FRANCE
                        --------------------------------

         Neoware Systems, Inc. (the "Company") hereby grants to _______________ (the "Optionee") an option (the "Option") to purchase a total of ____________ shares of the Company's Common Stock, at the price and on the terms set forth herein, and in all respects subject to the terms and provisions of the Neoware Systems, Inc. 2004 Equity Incentive Plan, as amended (the "Plan"), applicable to Non-Qualified Stock Options, which terms and provisions are incorporated by reference herein. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings given to them in the Plan. In the event of any conflict between the terms and conditions of the Plan and those set forth herein, the terms of set forth herein shall govern and be determinative.

         1. NATURE OF THE OPTION. The Company intends that the Option granted hereunder shall qualify for the favorable tax and social insurance treatment applicable to stock options that comply with Articles L 225-177 to L 225-186 of the French Commercial Code.

         2. DATE OF GRANT. The Option is granted as of the ___________, 200_ (the "Date of Grant").

         3. TERM OF OPTION. The Option shall have a term of ten years from the Date of Grant and shall terminate at 5:00 p.m. on ______________, 200_ unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

         4. OPTION EXERCISE PRICE. The Option exercise price is $_____ per Share, which is equal to the greater of: (i) ninety-five percent (95%) of the average closing price of the Common Stock during the twenty (20) trading days preceding the Date of Grant of the Option and (ii) one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant of such Option.

         5. EXERCISE OF OPTION.

                  5.1 VESTING. Subject to Sections 6.7.4(b) and 12 of the Plan, and except as the Committee or the Board may accelerate the vesting of the Option in its sole discretion, the Option shall become vested and will become exercisable during its term only in accordance with the terms and provisions of the Plan and this Award Agreement, over a period of four years, with the Option becoming exercisable with respect to 25% of the shares subject to the Option on the first, second, third and fourth anniversaries, respectively, of the Date of Grant, until the Option is exercisable with respect to 100% of the shares; provided that, subject to Section 6.7.4(b) of the Plan, vesting shall cease upon the Optionee's termination of employment or other Service.



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                  5.2 RIGHT TO EXERCISE. Subject to the vesting provisions of
Section 5.1 above and the termination provisions of Section 6.7 of the Plan, the Option may be exercised in whole or in part at any time and from time to time during the term of the Option. Any portion of the Option that is not vested is not exercisable. The unvested portion of the Option may not be exercised until it becomes vested in accordance with Section 5.1.

                  5.3 METHOD OF EXERCISE. The Option shall be exercisable by written notice from the Optionee to the Company setting forth the Optionee's election to exercise the Option and the number of shares in respect of which the Option is being exercised. Such notice shall be signed by the Optionee, delivered to the Company in a manner consistent with Section 13.13 of the Plan, and accompanied by payment of the exercise price. The Option shall not be payable pursuant to a broker assisted exercise before the fourth anniversary of the Date of Grant of the Option. The Option will be deemed to be exercised upon the receipt by the Company of such notice and payment of the exercise price. The Optionee shall have no right to vote or receive dividends and shall have no other rights as a stockholder with respect to the shares with respect to which the Option is exercised, notwithstanding the exercise of the Option, until the issuance by the Company (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing the shares that are being issued upon exercise of the Option. The Company will issue (or cause to be issued) such stock certificates promptly following the exercise of the Option. The certificate or certificates for the shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall contain any legend as may be required under the Plan and/or applicable law.

                           Where the exercise of an Option would lead the
Company or any Subsidiary to be liable for any payment, whether due to fees, taxes or to charges of any nature whatsoever, in place of the Optionee, such Option shall be deemed duly exercised when (a) the full payment for the shares with respect to which the Option is exercised is executed by the Optionee and
(b) the Optionee provides the Company with either (i) the receipt acknowledging the Optionee's payment of any such fee, tax or charge, as above described, that would otherwise be paid by the Company, upon exercise of the Option, in place of the Optionee or, (ii) the full payment, under the same conditions, of any amount to be borne by the Company due to the exercise of the Option.

                  5.4 RESTRICTIONS ON EXERCISE. The Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable securities laws or other laws or regulations. As a condition to the exercise of the Option, the Company may require the Optionee to make any representations and warranties to the Company as may be required by the Plan or any applicable law or regulation.

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         6. SALE OR OTHER DISPOSITION OF THE SHARES. The Optionee shall not sell or otherwise dispose of the shares issuable upon exercise of the Option (including pursuant to a broker assisted exercise) before the fourth anniversary of the Date of Grant of the Option. Should the Optionee breach the selling restriction set out in this Section 6, it shall be liable for any adverse consequences of such breach on the Company and any Subsidiary, including the payment of any amounts which may be due by the Company and any Subsidiary to any person in connection with such breach.

         7. NO TRANSFER OF OPTION. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, except for a transfer of the Option by will or by the laws of descent and distribution following the Optionee's death.

         8. EXERCISE PERIOD UPON DEATH. If an Optionee dies while holding the Option, then the Option shall remain exercisable during the six-month period following the date of the Optionee's death. During such limited period, the Option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

         9. WITHHOLDING. The Company or any person or entity which, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company ("Affiliate")of the Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to the Optionee any taxes and social charges for which the Optionee is liable as a result of the exercise of the Option or sale or other disposition of the shares issuable upon exercise but which may be required to be paid by the Company or any Affiliate of the Company.

         10. THE PLAN. Except to the extent that this Agreement is in conflict with the Plan, this Award Agreement is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as it may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board is authorized to adopt rules and regulations not inconsistent with the Plan and this Award Agreement as it shall deem appropriate and proper. A copy of the Plan in its present form is attached hereto and a copy will be available for inspection during business hours by the Optionee or the persons entitled to exercise the Option at the Company's principal office.

         11. ENTIRE AGREEMENT. This Award Agreement, together with the Plan, represents the entire agreement between the parties.

         12. GOVERNING LAW. This Award Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any conflicts of laws.

         13. AMENDMENT. Subject to the provisions of the Plan, this Award Agreement may only be amended by a writing signed by the Company and the Optionee.

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         14. TAX ADVICE. The Optionee understands that he or she may suffer adverse tax consequences as a result of the exercise of the Option or sale or other disposition of the shares issuable upon exercise. The Optionee represents that he or she has consulted or will consult in due course with such tax consultants as he or she has deemed or will deem advisable in connection therewith. The Optionee is not relying on the Company or any Subsidiary for any tax advice.

                  IN WITNESS WHEREOF, this Award Agreement has been executed by the parties on this __________, 200_.

                                        NEOWARE SYSTEMS, INC.

                                        By:
                                            -----------------------------------

                                        Name:
                                              ---------------------------------

                                        Title:
                                               --------------------------------

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                        CERTIFICATION AND ACKNOWLEDGMENT
                              OF STOCK OPTION GRANT
                                      UNDER
                     NEOWARE SYSTEMS, INC. 2004 EQUITY PLAN
                     --------------------------------------

The Optionee hereby acknowledges receipt of the Stock Option Award Agreement dated _____________, 200_ ("Agreement"), and the Neoware Systems, Inc. 2004 Equity Plan ("Plan"), a copy of which is attached to the Agreement, and certifies and represents that he or she has read and is familiar with the terms and provisions of the Agreement and Plan, and hereby accepts the Option subject to all of the terms and provisions of the Agreement and the Plan, to the extent that terms and provisions in the Plan do not conflict with those in the Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee concerning the Plan.


                                        Signature:
                                                   ----------------------------


                                        Name:
                                             ----------------------------------

Date: _______________

Please return this certification to the Company within 10 days of receipt.

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